Exhibit 10.3

APTUS Management Limited

17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

24 April 2018

Ms. Khan Sabrina

Present

Dear Sabrina,

Addendum to Employment Letter (the “Addendum”)

This letter supplements and serves to be an addendum to the Employment Letter dated 1 September 2017 (“Employment Letter”) executed between yourself and APTUS Management Limited (the “Company”) in relation to your employment as the Chief Financial Officer. This Addendum should be read together with, and forms part of, the Employment Letter.

This Addendum serves to describe the following amendments and/or additions to the Employment Letter.

i.	Change of the Date of Commencement

Pursuant to Clause 3 of Employment Letter, the official commencement date of your employment shall be on 16 October 2017 (the “Effective Date”).

ii.	Adjustment of “Salary and Cash Bonus”

Pursuant to Clause 4 of Employment Letter, your base salary will be adjusted to HKD 122,500 with effect from 1 April 2018.

Please signify your acceptance of the above amendments described in this Addendum by signing and returning to us the enclosed duplicate copy of this letter.

Yours faithfully,

For and on behalf of

APTUS MANAGEMENT LIMITED	Agreed and accepted by:

Huen Chung Yuen Ian	Khan Sabrina
Director	HKID No. Z002647(7)